Exhibit 5


                                                         CyberOptics Corporation
                                                         5900 Golden Hills Drive
                                                  Golden Valley, Minnesota 55416

                  Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-8 filed by CyberOptics Corporation (the "Company") with the Securities and Exchange Commission on or about the date hereof, relating to the registration of 200,000 common shares, no par value, which may be issued pursuant to the Company's 1992 Employee Stock Purchase Plan (the "Plan"), please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

                  1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

                  2. The 200,000 shares which may be issued by the Company under the Plan will be, when issued and paid for as described in the Registration Statement, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Dated: August 16, 1999
                                       Very truly yours,



                                       DORSEY & WHITNEY

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